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              CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1996 Non-Employee Directors' Stock Plan of McM Corporation of our reports dated February 29, 1996, with respect to the consolidated financial statements of McM Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          ERNST & YOUNG LLP


Raleigh, North Carolina
June 10, 1996



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